Exhibit 10.10

DIRECTOR FORWARD PURCHASE AGREEMENT

This Director Forward Purchase Agreement (this “Agreement”) is entered into as of July 21, 2020, between Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), and Michael Ovitz (“Purchaser”).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 200,000,000 units, which amount may be adjusted in connection with the Company’s marketing efforts relating to the IPO (the units so issued in the IPO are referred to herein as the “Units”), at a price of $20.00 per Unit, each Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Units, the “Public Shares”), and one-ninth of one redeemable warrant (a “Distributable Redeemable Warrant”), where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $23.00 per share;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, it is expected that the Company’s amended and restated certificate of incorporation, as it may be amended from time to time (the “Charter”), will provide that an aggregate of 44,444,444 redeemable warrants (or such adjusted amount as may be appropriate in connection with any adjustment in the number of Units issued in the IPO and/or the exercise by the underwriters of the over-allotment option) (“Distributable Tontine Redeemable Warrants” and, collectively with the Distributable Redeemable Warrants, the “Redeemable Warrants”), will be distributed on a pro rata basis only to holders of record of Class A Shares issued in the IPO (whether acquired in the IPO or afterwards) that are outstanding after the time at which the Company redeems any shares of Class A Shares that the holders thereof have elected to redeem in connection with the Company’s Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, at any time subsequent to the date of the consummation of the IPO (but in no event later than immediately prior to consummation of the Company’s Business Combination (the “Business Combination Closing”)), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase in the aggregate from the Company, on a private placement basis, $5,000,000 of units consisting of one Class A Share and one-third of one warrant, where each whole warrant is exercisable to purchase one Class A Share at an exercise price of $23.00 per share (each, a “Director Forward Purchase Unit”), at a purchase price of $20.00 per Director Forward Purchase Unit (the “Director Forward Purchase Price”), in accordance with Section 1 herein and otherwise in accordance with the terms and conditions set forth herein; and

WHEREAS, proceeds from the IPO and the sale of warrants to the Company’s sponsor, in an aggregate amount equal to the gross proceeds from the IPO (“Gross Proceeds”), will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), and proceeds in excess of the Gross Proceeds, together with the proceeds of the sale of any Director Forward Purchase Units, forward purchase units issued to affiliates of the Company and the sale of warrants to certain of the Company’s directors, in each occurring prior to the date of the Business Combination Closing, will not be deposited in the Trust Account and will be held by the Company in its operating account, in each case as described in the Registration Statement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Sale and Purchase.

(a)    Director Forward Purchase Units.

(i)    At any time subsequent to the date of the consummation of the IPO (but in no event later than immediately prior to the Business Combination Closing), the Purchaser shall purchase $5,000,000 of Director Forward Purchase Units (250,000 Director Forward Purchase Units) (the “Committed Purchase”). The Committed Purchase shall be effectuated, at the Purchaser’s election, in one or more private placements of Director Forward Purchase Units. The closing of any such private placement (other than if occurring immediately prior to the Business Combination Closing) shall occur as soon as practicable but no later than three business days after the Purchaser shall have issued a notice (a “Committed Purchase Election Notice”) to the Company electing to consummate all or such portion of the Committed Purchase. The obligation to consummate the Committed Purchase set forth in this Section 1(a)(i) shall not be assignable or transferable by the Purchaser. If a partial exercise occurs of the Committed Purchase amount, the remainder will continue to exist as an obligation of the Purchaser.

(ii)    Each Director Forward Purchase Unit will have a purchase price of $20.00 and will consist of one Class A Share and one-third of one redeemable warrant, where each whole warrant is exercisable to purchase one Class A Share at an exercise price of $23.00 per share. Upon the occurrence of the Committed Purchase, the Purchaser will deliver in free and clear funds (to an account notified by the Company to the Purchaser) the aggregate purchase price therefor and the Company shall issue the Director Forward Purchase Units, equal to the amount of Committed Purchase set forth in the relevant Committed Purchase Election Notice.

(iii)    The Company shall issue the Director Forward Purchase Units to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable pursuant to written instructions delivered by the Purchaser.

(b)    Legends. Each book entry for the Director Forward Purchase Units (and the Class A Shares and warrants comprising the Director Forward Purchase Units) shall contain a notation, and each certificate (if any) evidencing the Director Forward Purchase Units (and the Class A Shares and warrants comprising the Director Forward Purchase Units) shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN DIRECTOR FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c)    Certificates. The Company shall cooperate with the Purchaser, at its request, to facilitate the timely preparation and delivery of physical certificates representing the Director Forward Purchase Units (and the Class A Shares and warrants comprising the Director Forward Purchase Units should the Purchaser wish to separate the Director Forward Purchase Units into its components) and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request. Any such physical certificates shall be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 1(b).

(d)    Legend Removal. If the Director Forward Purchase Units (or the Class A Shares and warrants comprising the Director Forward Purchase Units) are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b) and Section 1(c). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Director Forward Purchase Units (or the Class A Shares and warrants comprising the Director Forward Purchase Units) without any such legend.

2.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)    Organization and Power. The Purchaser (if a legal entity and not a natural person) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)    Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents (if Purchaser is a legal entity and not a natural person), (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e)    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Director Forward Purchase Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law (other than as set forth herein). By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person, with respect to any of the Director Forward Purchase Units. For purposes of this Agreement, “Person” means an individual or natural person, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Director Forward Purchase Units, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)    Restricted Securities. The Purchaser understands that the offer and sale of the Director Forward Purchase Units to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Director Forward Purchase Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Director Forward Purchase Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Director Forward Purchase Units for resale, except as provided in the Form of Registration Rights Agreement filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Director Forward Purchase Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering of the Director Forward Purchase Units is not and is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h)    No Public Market. The Purchaser understands that no public market now exists for the Director Forward Purchase Units, and that the Company has made no assurances that a public market will ever exist for the Director Forward Purchase Units.

(i)    High Degree of Risk. The Purchaser understands that its agreement to purchase the Director Forward Purchase Units involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)    No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Director Forward Purchase Units.

(l)    Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)    Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)    Affiliation of Certain FINRA Members. Other than as set forth in the Registration Statement, the Purchaser is neither a person associated nor affiliated with Citigroup Global Markets Inc., Jefferies LLC, UBS Securities LLC, CastleOak Securities, L.P., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Siebert Williams Shank & Co., Inc., Academy Securities, Inc., C.L. King & Associates, Inc. or Roberts and Ryan Investments Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(o)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.    Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)    Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)    Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)    3,000,000,000 Class A Shares.

(ii)    20,000,000 Class B Shares.

(iii)    1,000,000 preferred shares.

(c)    Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and to issue the Director Forward Purchase Units has been taken or will be taken prior to the closing of the purchase and sale thereof (each, a “Forward Closing”), including all corporate action required to authorize the issuance of the related redeemable warrants. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of a Forward Closing, and the issuance and delivery of the Director Forward Purchase

Units has been taken or will be taken prior to a Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)    Valid Issuance of Securities. The Director Forward Purchase Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Director Forward Purchase Units will be issued in compliance with all applicable federal and state securities laws.

(e)    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default of any provisions of the Charter, bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)    Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)    No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Director Forward Purchase Units.

(i)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.    [Reserved].

5.    Additional Agreements and Acknowledgements of the Purchaser.

(a)    Trust Account.

(i)    The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Public Shares, if any, held by it.

(ii)    The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(b)    Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination.

(c)    No Short Sales. The Purchaser (on behalf of itself and not on behalf of any entity by which it is employed) hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), each of such foregoing instruments that is naked short, and short sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers.

6.    Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and the Redeemable Warrants on the New York Stock Exchange (or another national securities exchange).

7.    Forward Closing Conditions.

(a)    The obligation of the Purchaser to purchase the Director Forward Purchase Units at a Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to such Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)    (A) With respect to a Forward Closing occurring on the date of the Business Combination Closing, the Business Combination shall be consummated substantially concurrently with the purchase of the Director Forward Purchase Units and (B) with respect to a Forward Closing occurring prior to the date of the Business Combination Closing, Purchaser shall not have delivered to the Company a revocation of the Committed Purchase Election Notice with respect to such Forward Purchase;

(ii)    The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation;

(iii)    The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Forward Closing; and

(v)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Director Forward Purchase Units.

(b)    The obligation of the Company to sell the Director Forward Purchase Units at a Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to such Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)    (A) With respect to a Forward Closing occurring on the date of the Business Combination Closing, the Business Combination shall be consummated substantially concurrently with the purchase of the Director Forward Purchase Units and (B) with respect to a Forward Closing occurring prior to the date of the Business Combination Closing, Purchaser shall not have delivered to the Company a revocation of the Committed Purchase Election Notice with respect to such Forward Purchase;

(ii)    The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)    The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Forward Closing; and

(iv)    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Director Forward Purchase Units.

8.    Termination. This Agreement may be terminated at any time:

(a)    by mutual written consent of the Company and the Purchaser;

(b)    automatically:

(i)    if the IPO is not consummated on or prior to September 30, 2020; or

(ii)    if the Business Combination is not consummated within 24 months from the IPO Closing (or 30 months from the closing of this offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but has not completed the initial business combination within such 24 month period).

In the event of any termination of this Agreement pursuant to this Section 8, any Director Forward Purchase Price (and interest thereon, if any), if previously paid, shall be promptly returned to the Purchaser, the Company shall ensure appropriate instruments are executed to ensure that the any holder of Class A Share issued in the IPO will have no claim to such funds, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each of the parties shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.    General Provisions.

(a)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Pershing Square Tontine Holdings, Ltd., 787 Eleventh Avenue, 9th Floor, New York, New York 10019, Attention: Steve Milankov and emailed to milankov@persq.com, with a copy sent to the Company’s counsel at Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Stephen Fraidin, Esq. and Gregory P. Patti, Jr., Esq., and emailed to stephen.fraidin@cwt.com and greg.patti@cwt.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)    No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or their respective officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)    Adjustments to Notional Amounts. In the event of any change to the capital structure of the Company, whether dilutive or otherwise, by way of a stock dividend or stock split, or any other dividend however described, the Director Forward Purchase Units and the Director Forward Purchase Price will be adjusted to account for such changes.

(d)    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement or (subject to Section 8 herein) the termination hereof.

(e)    Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f)    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)    Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(h)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i)    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)    Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k)    Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l)    Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m)    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(n)    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)    Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Director Forward Purchase Units.

(p)    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)    Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)    Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

MICHAEL OVITZ

By:	/s/ Michael Ovitz
Name: Michael Ovitz

Address for Notices: [●]

COMPANY:

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Chairman and Chief Executive Officer

[Signature Page to Director Forward Purchase Agreement]